Exhibit 99.1

Towers Watson Reports Second Quarter Earnings

  Adjusted Diluted EPS from continuing operations of $1.40
  Diluted EPS from continuing operations of $1.21
  Adjusted EBITDA Margin of 19.4%
  EBITDA Margin of 19.3%

NEW YORK--(BUSINESS WIRE)--February 6, 2014--Towers Watson (NYSE, NASDAQ: TW), a leading global professional services company, today announced financial results for the second quarter of fiscal year 2014, which ended December 31, 2013.

Total revenues were $888 million for the quarter, a decrease of 2.5% (2% decrease constant currency) from $911 million for the second quarter of fiscal 2013. On an organic basis, which excludes the impact of changes in foreign currency exchange rates, acquisitions and divestitures, revenues decreased 2% from the prior-year second quarter. The prior year quarter experienced particularly strong results due to short-term strength across several lines of business. The Brokerage business was sold in the second quarter and is being reported as discontinued operations. The expansion of the Exchange Solutions Segment to include all OneExchange and health and welfare administration, which was announced on January 23, 2014, does not impact the second quarter results.

Adjusted EBITDA for the second quarter of fiscal 2014 was $172 million, or 19.4% of revenues, versus Adjusted EBITDA of $176 million, or 19.3% of revenues, for the prior-year second quarter. A number of cost savings initiatives were implemented in the second quarter which helped drive EBITDA margins, while absorbing $9 million of severance costs.

Income from continuing operations (attributable to common stockholders) for the second quarter of fiscal 2014 was $87 million, an increase from $80 million for the prior-year second quarter. For the quarter, diluted earnings per share from continuing operations were $1.21 and adjusted diluted earnings per share from continuing operations were $1.40. The tax rate for the quarter for continuing operations was 32%.

“As expected, this was a challenging quarter due to the tough comparables from last year,” said John Haley, chief executive officer. “During the second quarter of fiscal 2013, we recaptured receivable reserves and completed a significant number of bulk-lump sum de-risking projects which we forecasted would not be repeated in the second quarter of fiscal 2014. Also, our business development resources continued to be very focused on building the OneExchange business, which also dampened the results of the consulting operations this quarter. Finally, although our revenues were a little softer than expected, we continued to make significant progress this quarter against our strategic positioning efforts. We acquired Liazon, adding the leading technology exchange platform for mid-size and small companies and a fully-insured option to our OneExchange platform. OneExchange experienced a very successful enrollment period, with a record number of new enrollments, and we confirmed the quality and scalability of the platform.”

Second Quarter Company Highlights

Benefits

For the quarter, the Benefits segment had revenues of $487 million, a decrease of 6% (6% decrease constant currency) from $519 million in the prior year second quarter. Retirement had a high single digit constant currency revenue decline primarily due to fewer special projects and less strategy work than anticipated. Health and Group Benefits had a mid-single digit constant currency revenue decline. Consulting resources continue to be redirected to sales efforts and product development for OneExchange Active. Technology and Administration Solutions constant currency revenue grew by low single digits due to new client work in Germany and the UK. The Benefits segment had a Net Operating Income (“NOI”) margin of 30% in the second quarter of fiscal 2014.

Risk and Financial Services

For the quarter, the Risk and Financial Services segment had revenues of $161 million, a decrease of 6.5% (6% decrease constant currency) from $172 million in the prior-year second quarter. Investment had low single digit constant currency growth this quarter across all regions. As forecasted, Risk Consulting and Software (RCS) constant currency revenues declined primarily due to a decline of M&A activity and tighter discretionary spending, especially in EMEA. During the quarter, RCS initiated a restructuring to better align resources with demand. The Risk and Financial Services segment had an NOI margin of 21% in the second quarter of fiscal 2014.

Talent and Rewards

For the quarter, the Talent and Rewards segment had revenues of $170 million, a decrease of 3% (3% decrease constant currency) from $176 million in the prior-year second quarter. Executive Compensation and Rewards, Talent and Communication had a constant currency revenue decline off of strong comparables and declines in EMEA. Data, Surveys and Technology had mid-single digit constant currency revenue growth led by Asia Pacific. The Talent and Rewards segment had an NOI margin of 31% in the second quarter of fiscal 2014. The first half of the year typically has stronger margins due to the seasonality of the business.

Exchange Solutions

For the quarter, the Exchange Solutions segment had revenues of $36 million, an increase of 127% (127% increase constant currency) from $16 million in the prior-year second quarter. OneExchange Retiree increased by low triple digits. Liazon contributed approximately $800,000 in revenues this quarter. The Exchange Solutions segment had a net operating loss of $7 million and an NOI margin of (20%) for the second quarter of fiscal 2014. The second half of the fiscal year is seasonally stronger due to the timing of enrollments.

Outlook for Fiscal 2014

We expect to return to constant currency revenue growth in the second half of this fiscal year. We also continue to be focused on cost saving initiatives and streamlining our workflow, which could bring the anticipated total of severance costs to $15 million this fiscal year.

For fiscal 2014, the company expects to report revenues in the range of $3.5 billion and adjusted diluted earnings per share in the range of $5.55 to $5.65. This guidance assumes an average exchange rate of 1.61 U.S. dollars to the British Pound and 1.36 U.S. dollars to the Euro for fiscal 2014.

For the third quarter of fiscal 2014, the company expects to report revenues in the range of $915 million to $925 million, reflecting constant currency revenue growth in the low single digits, and adjusted diluted earnings per share in the range of $1.45 to $1.50.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the second quarter of fiscal 2014. It will be held on Thursday, February 6, 2014, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.towerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay will also be available for one week after the call by dialing 617-801-6888 and using confirmation number 98259601.

About Towers Watson

Towers Watson (NYSE, NASDAQ: TW) is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. The company offers consulting, technology and solutions in the areas of benefits, talent management, rewards, and risk and capital management. Towers Watson has more than 14,000 associates around the world and is located on the web at www.towerswatson.com.

Use of Non-GAAP Measures

In order to assist readers of our financial statements in understanding the core operating results that the Company’s management uses to evaluate the business and for financial planning, we present (1) Adjusted EBITDA, (2) Adjusted income from continuing operations (attributable to common stockholders), and (3) Adjusted Diluted Earnings Per Share from continuing operations (which are all non-U.S. GAAP measures), to eliminate the effect of acquisition-related expenses from the financial results of our operations. We use Adjusted income from continuing operations (attributable to common stockholders), the numerator, for the purpose of calculating Adjusted Diluted Earnings Per Share from continuing operations. The Company believes that Adjusted EBITDA and Adjusted Diluted Earnings Per Share from continuing operations are relevant and useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating results.

Since the Merger in January 2010, we have incurred significant acquisition-related expenses related to our merger and integration activities necessary to combine Watson Wyatt and Towers Perrin. These acquisition-related expenses include transaction and integration costs, severance costs, non-cash charges for amortization of intangible assets and merger-related stock-based compensation costs from the issuance of merger-related restricted shares. Included in our acquisition-related transaction and integration costs are integration consultant fees and legal, accounting, marketing and information technology integration expenses. We expect that during the first three years following the merger, these activities and the related expenses will be incurred and be significant, although amortization will continue over the estimated useful lives of the related intangibles. We consider Adjusted EBITDA and Adjusted Diluted Earnings Per Share from continuing operations to be important financial measures, which we use to internally evaluate and assess our core operations, and benchmark our operating results against our competitors. We use Adjusted EBITDA to evaluate and measure our performance-based compensation plans. Adjusted EBITDA and Adjusted Diluted Earnings Per Share are important in illustrating what our operating results would have been had we not incurred these acquisition-related expenses.

We define Adjusted EBITDA as net income (attributable to common stockholders) adjusted for discontinued operations, net of tax, provision for income taxes, interest, net, depreciation and amortization, transaction and integration expenses, stock-based compensation, and other non-operating income excluding income from variable interest entity. We define Adjusted Diluted Earnings Per Share from continuing operations as diluted earnings per share from continuing operations adjusted for discontinued operations, net of tax, transaction and integration expenses, acquisition non-cash stock-based compensation, and amortization of merger and acquisition accounting intangible assets. These non-U.S. GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measure of other companies. Non-U.S. GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our financial statements.

Reconciliation of Adjusted EBITDA to net income (attributable to common stockholders), Adjusted income from continuing operations to net income (attributable to common stockholders) and Adjusted Diluted Earnings Per Share from continuing operations to diluted earnings per share from continuing operations are included in the accompanying tables to today’s press release.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of Towers Watson's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: a decline in client demand (for example, resulting from the reduced use of defined benefit plans); the risk of a disclosure breach of company or client data; the ability to successfully make suitable acquisitions and divestitures; the risk that the acquisitions of Extend Health and Liazon are not profitable or are not otherwise successfully integrated; our ability to protect client data and our information systems; the risk that potential changes in federal and state health care regulations, or future interpretation of existing regulations, may have a material adverse impact on our business; the risk that our Exchange Solutions or OneExchange businesses fail to maintain good relationships with insurance carriers, become dependent upon a limited number of insurance carriers or fail to develop new insurance carrier relationships; the risk that changes and developments in the health insurance system in the United States could harm our business; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees and to retain client relationships; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson's business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s most recent Annual Report on Form 10-K filed with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

TOWERS WATSON & CO.
Supplemental Segment Information
(In Thousands of U.S. Dollars)
(Unaudited)

Segment Revenue

	Revenue for the Three
	Months Ended December 31,		% Change	Currency	Acquisitions	% Change
	2013	2012	GAAP	Impact	Divestitures	Organic

Benefits	$487,337	$519,418	(6)%	0%	0%	(6)%
Risk & Financial Services*	161,178	172,405	(6.5)%	(0.5)%	0%	(6)%
Talent & Rewards	170,323	176,185	(3)%	0%	0%	(3)%
Exchange Solutions	35,736	15,720	127%	0%	5%	122%
Reportable Segments	$854,574	$883,728

*Risk and Financial Services excludes Brokerage line of business which has been reported as discontinued operations

	Revenue for the Six
	Months Ended December 31,		% Change	Currency	Acquisitions	% Change
	2013	2012	GAAP	Impact	Divestitures	Organic

Benefits	$944,366	$976,546	(3)%	0%	0%	(3)%
Risk & Financial Services*	302,961	321,905	(6)%	(1)%	0%	(5)%
Talent & Rewards	323,892	316,420	2%	(1)%	0%	3%
Exchange Solutions	71,126	29,638	140%	0%	3%	137%
Reportable Segments	$1,642,345	$1,644,509

*Risk and Financial Services excludes Brokerage line of business which has been reported as discontinued operations

Reconciliation of Reportable Segment Revenues to Consolidated Revenues

		Three Months Ended December 31,			Six Months Ended December 31,
		2013	2012		2013	2012

Reportable Segments		$854,574	$883,728		$1,642,345	$1,644,509
Reimbursable Expenses and Other		33,581	27,293		55,749	59,747
Consolidated Revenues		$888,155	$911,021		$1,698,094	$1,704,256

Segment Net Operating Income

		Three Months Ended December 31,			Six Months Ended December 31,
		2013	2012		2013	2012

Benefits		$148,349	$185,817		$285,887	$321,671
Risk & Financial Services*		34,442	41,268		56,929	64,524
Talent & Rewards		53,096	60,078		97,160	85,869
Exchange Solutions		(7,223)	(10,128)		(767)	(15,893)
Reportable Segments		$228,664	$277,035		$439,209	$456,171

*Risk and Financial Services excludes Brokerage line of business which has been reported as discontinued operations

Reconciliation of Reportable Segment Net Operating Income to Income from Operations

		Three Months Ended December 31,			Six Months Ended December 31,
		2013	2012		2013	2012

Reportable Segments		$228,664	$277,035		$439,209	$456,171
Differences in Allocation Methods		6,869	(8,881)		16,855	5,994
Amortization of Intangible Assets		(18,691)	(19,727)		(37,583)	(38,822)
Transaction and Integration Expenses		(808)	(9,152)		(808)	(18,425)
Stock-Based Compensation		(1,782)	(10,204)		(5,345)	(17,828)
Discretionary Compensation		(74,085)	(98,202)		(150,207)	(170,782)
Payroll Tax on Discretionary Compensation		(4,075)	(5,378)		(8,643)	(9,684)
Other, net		(7,666)	(11,072)		(22,631)	(12,931)
Income from Operations		$128,426	$114,419		$230,847	$193,693

TOWERS WATSON & CO.
Reconciliation of Non-GAAP Measures
(In Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

	Three Months Ended				Six Months Ended
	December 31,		December 31,		December 31,		December 31,
	2013		2012		2013		2012

Net Income (attributable to common stockholders)	$86,188		$82,290		$174,402		$141,017
Less: (Loss) income from Discontinued Operations, net of tax	(403)		2,412		2,041		9,158
Income from Continuing Operations (attributable to common stockholders)	$86,591		$79,878		$172,361		$131,859
Adjusted for certain acquisition related items:
Amortization of intangible assets	12,731		13,493		28,841		25,782
Transaction and integration expenses including severance	550		6,260		550		12,228
Stock-based compensation	-		3,795		-		7,896
Adjusted Income from continuing operations	$99,872		$103,426		$201,752		$177,765

Weighted average shares of common stock, diluted (000)	71,213		71,847		71,130		71,920

Diluted EPS from continuing operations	$1.21		$1.11		$2.42		$1.83
Adjusted for certain acquisition related items:
Amortization of intangible assets	0.18		0.19		0.40		0.36
Transaction and integration expenses including severance	0.01		0.09		0.01		0.17
Stock-based compensation	-		0.05		-		0.11
Adjusted Diluted EPS from continuing operations	$1.40		$1.44		$2.83		$2.47

	Three Months Ended				Six Months Ended
	December 31,		December 31,		December 31,		December 31,
	2013		2012		2013		2012

Net Income (attributable to common stockholders)	$86,188		$82,290		$174,402		$141,017
Less: (Loss) income from Discontinued Operations, net of tax	(403)		2,412		2,041		9,158
Income from Continuing Operations (attributable to common stockholders)	86,591		79,878		172,361		131,859
Provision for Income Taxes	42,283		36,126		57,091		64,395
Interest, net	1,467		2,794		3,374		5,055
Depreciation and Amortization	43,296		44,930		86,681		87,804
Other Non-Operating Income (a)	(2,304)		(2,696)		(2,342)		(4,992)
Transaction and Integration Expenses	808		9,152		808		18,425
Stock-Based Compensation	-		5,548		-		11,920

Adjusted EBITDA and Adjusted EBITDA Margin	$172,141	19.4%	$175,732	19.3%	$317,973	18.7%	$314,466	18.5%

(a) Other non-operating income includes income from affiliates and other non-operating income excluding income from variable interest entity

TOWERS WATSON & CO.
Condensed Consolidated Statements of Operations
(In Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012

Revenue	$888,155	$911,021	$1,698,094	$1,704,256

Costs of providing services:
Salaries and employee benefits	526,731	556,179	1,027,150	1,048,259
Professional and subcontracted services	69,074	71,168	130,474	126,843
Occupancy	34,782	34,669	68,327	72,450
General and administrative expenses	85,038	80,504	153,807	156,782
Depreciation and amortization	43,296	44,930	86,681	87,804
Transaction and integration expenses	808	9,152	808	18,425
	759,729	796,602	1,467,247	1,510,563

Income from operations	128,426	114,419	230,847	193,693

Loss from affiliates	-	-	-	(56)
Interest income	560	811	1,089	1,505
Interest expense	(2,027)	(3,605)	(4,463)	(6,560)
Other non-operating income	5,652	2,696	5,690	5,048

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	132,611	114,321	233,163	193,630

Provision for income taxes	42,283	36,126	57,091	64,395

INCOME FROM CONTINUING OPERATIONS	90,328	78,195	176,072	129,235

(Loss) income from discontinued operations, net of tax of $38,286, $730, $40,837, and $4,537	(403)	2,412	2,041	9,158

NET INCOME BEFORE NON-CONTROLLING INTERESTS	89,925	80,607	178,113	138,393

Less: Income (loss) attributable to non-controlling interests	3,737	(1,683)	3,711	(2,624)

NET INCOME (attributable to common stockholders)	$86,188	$82,290	$174,402	$141,017

Basic earnings per share (attributable to common stockholders):
Income from continuing operations	$1.22	$1.12	$2.43	$1.85
Income from discontinued operations	-	0.03	0.03	0.13
Net income	$1.22	$1.15	$2.46	$1.98

Diluted earnings per share (attributable to common stockholders):
Income from continuing operations	$1.21	1.11	2.42	$1.83
Income from discontinued operations	$-	0.04	$0.03	$0.13
Net income	$1.21	1.15	$2.45	$1.96

Weighted average shares of common stock, basic (000)	70,809	71,257	70,805	71,376
Weighted average shares of common stock, diluted (000)	71,213	71,847	71,130	71,920

TOWERS WATSON & CO.
Condensed Consolidated Balance Sheets
(In Thousands of U.S. Dollars, Except Share Data)
(Unaudited)

	December 31,	June 30,
	2013	2013

Assets
Cash and cash equivalents	$511,943	$532,805
Fiduciary Assets	12,925	148,414
Short-term investments	16,879	56,645
Receivables from clients:

Billed, net of allowances of $9,833 and $12,768	511,871	519,580
Unbilled, at estimated net realizable value	276,797	306,258
	788,668	825,838

Other current assets	152,492	148,519
Total current assets	1,482,907	1,712,221

Fixed assets, net	363,258	346,915
Deferred income taxes	80,761	86,313
Goodwill	2,312,335	2,218,935
Intangible assets, net	655,425	687,758
Investments of consolidated variable interest entity	277,070	-
Other assets	318,015	279,935

Total Assets	$5,489,771	$5,332,077

Liabilities
Accounts payable, accrued liabilities and deferred income	$340,337	$351,648
Employee-related liabilities	352,943	560,831
Fiduciary liabilities	12,925	148,414
Term loan - current	25,000	25,000
Other current liabilities	58,487	26,980
Total current liabilities	789,692	1,112,873

Revolving credit facility	35,000	-
Term loan	212,500	225,000
Accrued retirement benefits and other employee-related liabilities	679,857	771,429
Professional liability claims reserve	256,042	251,191
Other noncurrent liabilities	268,011	226,750

Total Liabilities	2,241,102	2,587,243

Commitments and contingencies

Stockholders' Equity
Class A Common Stock - $0.01 par value: 300,000,000 shares authorized; 69,178,097 and 69,178,097 issued, and 65,248,816 and 65,341,759 outstanding	692	692
Class B Common Stock - $0.01 par value: 93,500,000 shares authorized; 5,374,070 and 5,374,070 issued and 5,374,070 and 5,374,070 outstanding	54	54
Additional paid-in capital	1,851,940	1,850,448
Treasury stock, at cost - 3,929,281 and 3,836,338 shares	(248,797)	(221,643)
Retained earnings	1,558,310	1,394,407
Accumulated other comprehensive loss	(204,392)	(299,464)
Total Stockholders' Equity	2,957,807	2,724,494
Non-controlling interest	290,862	20,340
Total Equity	3,248,669	2,744,834

Total Liabilities and Total Equity	$5,489,771	$5,332,077

TOWERS WATSON & CO.
Condensed Consolidated Statements of Cash Flows
(In Thousands of U.S. Dollars)
(Unaudited)

	Six Months Ended December 31,
	2013	2012

Cash flows (used in) from operating activities:
Net income before non-controlling interests	$178,113	$138,393
Adjustments to reconcile net income to net cash (used in) from operating activities:
Provision for doubtful receivables from clients	566	7,824
Depreciation	49,097	49,380
Amortization of intangible assets	38,022	39,892
Gain on sale of discontinued operations, pretax	(18,480)	-
Provision for deferred income taxes	51,276	27,936
Stock-based compensation	11,509	23,260
Other, net	(1,619)	(2,651)
Changes in operating assets and liabilities
Receivables from clients	47,340	(19,819)
Fiduciary assets	110,743	53,063
Other current assets	(858)	(18,865)
Other noncurrent assets	(5,139)	589
Accounts payable, accrued liabilities and deferred income	(44,160)	22,717
Employee-related liabilities	(224,683)	(144,650)
Fiduciary liabilities	(110,743)	(53,063)
Accrued retirement benefits and other employee-related liabilities	(104,386)	(111,077)
Professional liability claims reserves	2,887	(8,996)
Other current liabilities	(762)	1,559
Other noncurrent liabilities	(256)	9,099
Income tax related accounts	1,599	6,780
Cash flows (used in) from operating activities	$(19,934)	$21,371

Cash flows used in investing activities:
Cash paid for business acquisitions	(210,814)	(185)
Cash transferred with discontinued operations	(25,066)	-
Proceeds from discontinued operations	256,953	3,682
Cash acquired from business acquisitions	3,949	-
Fixed assets and software for internal use	(38,566)	(54,493)
Purchases of investments of consolidated variable interest entity	(50,510)	-
Capitalized software costs	(23,327)	(29,007)
Purchases of investments	(31,779)	(18,083)
Sales and redemptions of investments	56,580	27,670
Cash flows used in investing activities	$(62,580)	$(70,416)

Cash flows from (used in) financing activities:
Borrowings under credit facility	144,100	376,600
Repayments under credit facility	(109,100)	(309,600)
Repayments of notes payable	(12,500)	-
Cash received from consolidated variable interest entity	50,510	-
Contingent retention liabilities	21,746	-
Cash paid on retention liabilities	(1,939)	-
Dividends paid	(613)	(48,715)
Repurchases of common stock	(40,533)	(36,531)
Payroll tax payments on vested shares	(7,457)	(1,750)
Excess tax benefits	9,800	-
Cash flows from (used in) financing activities	$54,014	$(19,996)

Effect of exchange rates on cash	$7,638	$11,648

Decrease in cash and cash equivalents	(20,862)	(57,393)

Cash and cash equivalents at beginning of period	532,805	478,179

Cash and cash equivalents at end of period	$511,943	$420,786

Supplemental disclosures:
Cash paid for interest	$1,931	$4,460
Cash paid for income taxes, net of refunds	$40,814	$32,904
Common stock withheld for taxes associated with vesting of Restricted A Shares	$-	$1,750
Transfers into consolidated investment fund	$223,212	$-

CONTACT:
Towers Watson
Investor Contact
Aida Sukys, 703-258-8033
Aida.Sukys@towerswatson.com